Exhibit 10.2
Execution Version
SECOND AMENDED AND RESTATED CANADIAN SECURITY AGREEMENT
Dated April 26, 2011
From
THE GRANTORS REFERRED TO HEREIN
AS GRANTORS
To
BANK OF AMERICA, N.A.
(as successor agent to Citicorp USA, Inc.)
AS AGENT

-i-

TABLE OF CONTENTS
(continued)

Page
Schedules
Schedule I	—	Investment Property
Schedule II	—	Pledged Deposit Accounts
Schedule III	—	Receivables and Agreement Collateral
Schedule IV		Intellectual Property
Schedule V	—	Location, Chief Executive Office, Type of Organization, Jurisdiction of Organization
and Organizational Identification Number
Schedule VI	—	Changes in Name, Location, Etc.
Schedule VII	—	Letters of Credit
Schedule VIII	—	Equipment Locations
Schedule IX	—	Inventory Locations
Schedule X	—	Collateral Reserved for Sale

Exhibits

Exhibit A	—	Form of Intellectual Property Security Agreement
Exhibit B	—	Form of Intellectual Property Security Agreement Supplement
Exhibit C	—	Form of Security Agreement Supplement

-ii-

SECOND AMENDED AND RESTATED CANADIAN SECURITY AGREEMENT
          SECOND AMENDED AND RESTATED CANADIAN SECURITY AGREEMENT dated April 26, 2011 (the “Agreement”) made by Kodak Canada Inc., an Ontario corporation (the “Borrower”), and the other Persons listed on the signature pages hereof, or which at any time execute and deliver a Canadian Security Agreement Supplement (as hereinafter defined) in substantially the form attached hereto as Exhibit C (the Borrower and such Persons so listed being, collectively, the “Grantors”), to Bank of America, N.A., as Agent (as successor agent to Citicorp USA, Inc.) (in such capacity, together with any successor Agent appointed pursuant to Article VIII of the Credit Agreement (as hereinafter defined), the “Agent”) for the Secured Parties (as hereinafter defined).
PRELIMINARY STATEMENTS
(1)	The Borrower, the other Grantors and Citicorp USA, Inc., as Existing Agent, have previously entered into that certain Security Agreement, dated as of October 18, 2005, as amended and restated as of March 31, 2009, and as further amended by Amendment No. 1 thereto, dated as of January 27, 2010 and Amendment No. 2 thereto, dated as of March 5, 2010, and as further amended, supplemented or other modified prior to the date hereof (such Security Agreement, as so amended, modified and supplemented, the “Existing Canadian Security Agreement”), in connection with the Existing Credit Agreement.

(2)	Pursuant to the Second Amended and Restated Credit Agreement, dated as of the date hereof, among the Borrower, Eastman Kodak Company, the Agent and Lenders party thereto (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), the Existing Credit Agreement has been amended as set forth therein, and as so amended, restated in its entirety.

(3)	Pursuant to, and on the terms and conditions set forth in, the Credit Agreement, Bank of America, N.A. has succeeded to Citicorp USA, Inc. as Agent for the Lenders in respect of the Revolving Credit Facility, including as the holder of the Collateral for the benefit of the Lenders.

(4)	The Borrower, the other Grantors and the Agent desire to amend the provisions of the Existing Canadian Security Agreement as set forth herein, and as so amended, restate the Canadian Security Agreement in its entirety as set forth herein.

(5)	The Borrower is the owner of the shares of stock or other equity interests in its Material Subsidiaries (such shares of stock or other equity interests, for so long as the issuer thereof is a Material Subsidiary (as hereinafter defined), the “Initial Pledged Equity”) as described in Part I of Schedule I hereto and issued by the Persons named therein. Each Grantor is the holder of the indebtedness owed to such Grantor (the “Initial Pledged Debt”) set forth opposite such Grantor’s name on and as otherwise described in Part II of Schedule I hereto and issued by the obligors named therein.

(6)	Each Grantor is the owner of the deposit accounts (together with all deposit accounts now owned or hereafter acquired by the Grantors, the “Pledged Deposit Accounts”) set forth opposite such Grantor’s name on Schedule II hereto.

(7)	It is a condition precedent to the making of Advances by the Lenders under the Credit Agreement that the Grantors shall have granted the security interests contemplated by this Agreement. Each Grantor will derive substantial direct or indirect benefit from the transactions contemplated by this Agreement, the Credit Agreement and the other Loan Documents.

(8)	Terms defined in the Credit Agreement and not otherwise defined in this Agreement are used in this Agreement as defined in the Credit Agreement. Further, unless otherwise defined in this Agreement or in the Credit Agreement and unless the context otherwise requires, all the terms used in this Agreement without initial capitals, which are defined in the PPSA (as defined below) or the STA (as defined below), have the same meanings in this Agreement as in the PPSA or the STA, as applicable. “PPSA” means the Personal Property Security Act as in effect from time to time in the Province of Ontario; provided that, if the validity, perfection or the effect of perfection or non-perfection or the priority of the security interest in any Collateral is governed by the Personal Property Security Act as in effect in a jurisdiction other than the Province of Ontario, “PPSA” means the Personal Property Security Act as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such validity, perfection, effect of perfection or non-perfection or priority. “STA” means the Securities Transfer Act, 2006, S.O. 2006, c.8 or similar legislation of any other jurisdiction.
             NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to make Advances under the Credit Agreement, each Grantor hereby agrees with the Agent for the ratable benefit of the Secured Parties to continue the grants made under the Existing Canadian Security Agreement as amended and restated herein as follows:
SECTION 1 GRANT OF SECURITY
(1) Each Grantor hereby grants to the Agent, for the ratable benefit of the Secured Parties, a security interest and a security interest is taken in such Grantor’s right, title and interest in and to all of such Grantor’s present and future undertaking and property (collectively, the “Collateral”) including, without limitation, all its present and after acquired personal property and the following, in each case, as to each type of property, whether now owned or hereafter acquired by such Grantor, wherever located, and whether now or hereafter existing or arising, provided, however, in no event shall any lien or security interest be created in any asset which is, or hereafter becomes, a “Principal Property” or consists of the capital stock or other equity interest in, or indebtedness of, an entity which is, or hereafter becomes, a “Restricted Subsidiary” as such terms are defined in the Indenture (as defined in the Credit Agreement) to the extent that any lien or security interest in such asset created under this Agreement would require that the notes or other debt securities issued pursuant to the Indenture be equally and ratably secured by such assets under the terms of the Indenture, and provided, further, that notwithstanding anything herein to the contrary, in no event shall the Collateral (or, for certainty, the Pledged Equity (as hereinafter defined), or Security Collateral (as hereinafter defined) include or the security interest granted under this Section 1 hereof attach to: (A) any assets of any Grantor located outside of Canada (other than equity interests as otherwise provided in this Agreement), (B) any deposit account for taxes, payroll, employee benefits or similar items and any other account or financial asset in which such security interest would be unlawful or in violation of any Plan or employee benefit agreement, (C) any lease, license, contract, or agreement or other property right, to which any Grantor is a party or of any of its rights or interests thereunder if and for so long as the grant of such security interest shall constitute or result in: (x) the abandonment, invalidation, unenforceability or other impairment of any right, title or interest of any Grantor therein, or (y) in a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract, agreement or other property right, (D) any real property or fixture, or (E) the last day of the term of any lease or any agreement therefor now held or hereafter acquired by a Grantor, but should the Agent enforce its security interest therein the Grantor will thereafter stand possessed of such last day and must hold it in trust to assign the same to any person acquiring such term in the course of the enforcement of such security interest, or (F) any capital stock or assets of 1680382 Ontario Limited:
(a)	all equipment in all of its forms, including, without limitation, all machinery, tools, motor vehicles, vessels, aircraft and furniture (excepting all fixtures), all parts thereof and all accessions thereto and all other tangible personal property which is not Inventory (as hereafter defined) or consumer goods (any and all such property being the “Equipment”);

(b)	all inventory in all of its forms, including, without limitation, (i) all raw materials, work in process, finished goods and materials used or consumed in the manufacture, production, preparation or shipping thereof, (ii) goods in which such Grantor has an interest in mass or a joint or other interest or right of any kind (including, without limitation, goods in which such Grantor has an interest or right as consignee) and (iii) goods that are returned to or repossessed or stopped in transit by such Grantor, and all accessions thereto and products thereof and documents therefor, (any and all such property being the “Inventory”);

(c)	all accounts, instruments (including, without limitation, promissory notes), deposit accounts, chattel paper, general intangibles (including, without limitation, payment intangibles) and other obligations of any kind owing to the Grantors, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services and whether or not earned by performance (any and all such instruments, deposit accounts, chattel paper, general intangibles and other obligations to the extent not referred to in clause (f), (g) or (h) below, being the “Receivables”), and all supporting obligations, security agreements, Liens, leases, letters of credit and other contracts owing to the Grantors or supporting the obligations owing to the Grantors under the Receivables (collectively, the “Related Contracts”);

(d)	all chattel paper, warehouse receipts, bills of lading and other documents of title, whether negotiable or not;

(e)	all coins or bills or other medium of exchange adopted for use as part of the currency of Canada or of any foreign government;

(f)	the following (the “Security Collateral”):
(i)	the Initial Pledged Equity and the certificates, if any, representing the Initial Pledged Equity, and all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Initial Pledged Equity and all warrants, rights or options issued thereon or with respect thereto;

(ii)	the Initial Pledged Debt and the instruments, if any, evidencing the Initial Pledged Debt, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Initial Pledged Debt;

(iii)	all additional shares of stock and other equity interests from time to time acquired by such Grantor in any manner of (X) the issuers of the Initial Pledged Equity and (Y) each direct Subsidiary of the Borrower that, for the most recently completed fiscal year for which audited financial statements of the Company are available, either (A) has, together with its Subsidiaries, assets that exceed 5% of the total assets shown on the consolidating statements of the Borrower and its Subsidiaries used in preparation of the Company’s Consolidated statement of financial condition as of the last day of such period or (B) has, together with its Subsidiaries, net sales that exceed 5% of the Consolidated net sales of the Borrower and its Subsidiaries for such period (each, for purposes of this Agreement, a “Material Subsidiary”) (such shares and other equity interests, together with the Initial Pledged Equity, being the “Pledged Equity”), and the certificates, if any, representing such additional shares or other equity interests, and all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares or other equity interests and all warrants, rights or options issued thereon or with respect thereto;

(iv)	all additional indebtedness from time to time owed to such Grantor (such indebtedness, together with the Initial Pledged Debt, being the “Pledged Debt”) and the instruments, if any, evidencing such indebtedness, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness;

(v)	all security entitlements or commodity or futures contracts carried in a securities account or commodity or futures account, all security entitlements with respect to all financial assets from time to time credited to the Pledged Deposit Accounts and all financial assets, and all dividends, distributions, return of capital, interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such security entitlements or financial assets and all warrants, rights or options issued thereon with respect thereto; and
(vi)	all other investment property (including, without limitation, all (A) securities, whether certificated or uncertificated, (B) security entitlements, (C) securities accounts, (D) commodity or futures contracts and (E) commodity or futures accounts, but excluding any equity interest in any Affiliate excluded from the Pledged Equity) in which such Grantor has now, or acquires from time to time hereafter, any right, title or interest in any manner, and the certificates or instruments, if any, representing or evidencing such investment property, and all dividends, distributions, return of capital, interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such investment property and all warrants, rights or options issued thereon or with respect thereto (“Investment Property”);
(g)	each Hedge Agreement to which such Grantor is now or may hereafter become a party, in each case as such agreements may be amended, amended and restated, supplemented or otherwise modified from time to time (collectively, the “Assigned Agreements”), including, without limitation, (i) all rights of such Grantor to receive moneys due and to become due under or pursuant to the Assigned Agreements, (ii) all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guarantee with respect to the Assigned Agreements, (iii) claims of such Grantor for damages arising out of or for breach of or default under the Assigned Agreements and (iv) the right of such Grantor to terminate the Assigned Agreements, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder (all such Collateral being the “Agreement Collateral”);

(h)	the following (collectively, the “Account Collateral”):
(i)	the Pledged Deposit Accounts and all funds and financial assets from time to time credited thereto (including, without limitation, all Cash Equivalents), and all certificates and instruments, if any, from time to time representing or evidencing the Pledged Deposit Accounts;

(ii)	all promissory notes, certificates of deposit, cheques and other instruments from time to time delivered to or otherwise possessed by the Agent for or on behalf of such Grantor in substitution for or in addition to any or all of the then existing Account Collateral; and

(iii)	all interest, dividends, distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Account Collateral;
(i)	the following (collectively, the “Intellectual Property Collateral”):
(i)	all patents, patent applications, utility models and statutory invention registrations, all inventions claimed or disclosed therein and all improvements thereto (other than those patents and related rights currently contemplated to be sold by any Grantor to the extent identified as such on Schedule IV attached hereto) (“Patents”);

(ii)	all trademarks, service marks, domain names, trade dress, logos, designs, slogans, trade names, business names, corporate names and other source identifiers, whether registered or unregistered, together, in each case, with the goodwill symbolized thereby (“Trademarks”);

(iii)	all copyrights, including, without limitation, copyrights in computer software, internet web sites and the content thereof, whether registered or unregistered (“Copyrights”); all confidential and proprietary information, including, without limitation, know-how, trade secrets, manufacturing and production processes and techniques, inventions, research and development information, databases and data, including, without limitation, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information (collectively, “Trade Secrets”), and all other intellectual, industrial and intangible property of any type, including, without limitation, industrial designs and integrated circuit topographies;

(iv)	except as set forth above, all registrations and applications for registration for any of the foregoing, including, without limitation, those registrations and applications for registration, together with all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations thereof;

(v)	all agreements, permits, consents, orders and franchises relating to the license, development, use or disclosure of any of the foregoing to which such Grantor, now or hereafter, is a party or a beneficiary (“IP Agreements”); and

(vi)	any and all claims for damages and injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages;
(j)	all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the Collateral (including, without limitation, proceeds, collateral and supporting obligations that constitute property of the types described in clauses (a) through (i) of this Section 1) and, to the extent not otherwise included, all (A) payments under insurance (whether or not the Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral, and (B) cash; and
(k)	all books, papers, accounts, invoices, documents and other records in any form evidencing or relating to any of the property described in this Section 1 and all contracts, instruments and other rights and benefits in respect thereof and all replacements of, substitutions for and increases, additions and accessions to any of the property described in this Section 1.
(2) The Grantors each acknowledge that (i) value has been given, (ii) it has rights in the Collateral (other than after-acquired Collateral), (iii) it has not agreed to postpone the time of attachment of the security interests granted hereby, (iv) security interests granted hereby in Collateral in which it acquires an interest after the execution of this Agreement attach when it acquires such interest, and (v) it has received a duplicate copy of this Agreement.
SECTION 2 SECURITY FOR OBLIGATIONS
This Agreement secures, in the case of each Grantor, the payment and performance of all obligations of such Grantor and the Subsidiaries of the Company now or hereafter existing under (a) the Loan Documents, and (b) the Canadian Secured Agreements, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, fees, premiums, penalties, indemnifications, contract causes of action, costs, expenses or otherwise (all such obligations being the “Secured Obligations”) owing to the Canadian Secured Parties (collectively, the “Secured Parties”); provided that the Secured Obligations shall not include any such obligations of any US Guarantor. Without limiting the generality of the foregoing, this Agreement secures, as to each Grantor, the payment of all amounts that constitute part of the Secured Obligations and would be owed by such Grantor or Subsidiary of the Company, as applicable, to any Secured Party under the Loan Documents or Canadian Secured Agreements but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, insolvency, reorganization or similar proceeding involving any of the Loan Parties and other Subsidiaries of the Company.
SECTION 3 GRANTORS REMAIN LIABLE
(a)	Anything herein to the contrary notwithstanding, (a) each Grantor shall remain liable under the contracts and agreements included in such Grantor’s Collateral to perform all of its duties and obligations thereunder to the extent set forth therein to the same extent as if this Agreement had not been executed, (b) the exercise by the Agent of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral and (c) no Secured Party shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement or any other Loan Document, nor shall any Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.
(b)	The security interest granted hereby does not and will not extend to, and Collateral will not include, any agreement, right, franchise, licence or permit (the “Contractual Rights”) to which a Grantor is a party or of which the Grantor has the benefit, to the extent that the creation of the security interest herein would constitute a breach of the terms of or permit any person to terminate the Contractual Rights, but such Grantor must hold its interest therein in trust for the Agent and will assign the Contractual Rights to the Agent on behalf of the Secured Parties forthwith upon obtaining the consent of the other party thereto. Each Grantor agrees that it will, upon the request of the Agent, following the occurrence and during the continuance of an Event of Default, use its reasonable best efforts to obtain any consent required to permit any Contractual Rights to be subjected to the security interest.
SECTION 4 DELIVERY AND CONTROL OF SECURITY COLLATERAL
(a)	All certificates or instruments representing or evidencing Pledged Equity or Pledged Debt shall be promptly delivered to and held by or on behalf of the Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Agent except to the extent that such transfer or assignment is (x) prohibited by applicable law or (y) subject to certain corporate actions by the holders or issuers of non-US Initial Pledged Equity which have not occurred as of the Effective Date and governmental approvals or consents to pledge or transfer with respect to non-US Material Subsidiaries which have not yet been obtained as to which Grantor shall use commercially reasonable efforts to complete as soon as practicable after the date hereof.

(b)	With respect to any Security Collateral representing interests in Material Subsidiaries in which any Grantor has any right, title or interest and that constitutes an uncertificated security, such Grantor will use commercially reasonable efforts to cause the issuer thereof to agree in an authenticated record with such Grantor and the Agent that, upon notice from the Agent that an Event of Default has occurred and is continuing, such issuer will comply with instructions with respect to such Security Collateral originated by the Agent without further consent of such Grantor, such authenticated record to be in form and substance reasonably satisfactory to the Agent. Upon the request of the Agent upon the occurrence and during the continuance of an Event of Default, each Grantor will notify each issuer of certificated Security Collateral as provided in Section 4(e) below.

(c)	With respect to any securities or commodity or futures account, any Security Collateral that constitutes a security entitlement as to which the financial institution acting as Agent hereunder is not the securities intermediary, upon the request of the Agent upon the occurrence and during the continuance of an Event of Default the relevant Grantor will use its commercially reasonable efforts to cause the securities intermediary with respect to such security or commodity or futures account or security entitlement to identify in its records the Agent as the entitlement holder thereof.
(d)	Upon the request of the Agent upon the occurrence and during the continuance of an Event of Default, each Grantor shall cause the Security Collateral to be registered in the name of the Agent or such of its nominees as the Agent shall direct, subject only to the revocable rights specified in Section 12(a). In addition, the Agent shall have the right upon the occurrence and during the continuance of an Event of Default to convert Security Collateral consisting of financial assets credited to any securities account to Security Collateral consisting of financial assets held directly by the Agent, and to convert Security Collateral consisting of financial assets held directly by the Agent to Security Collateral consisting of financial assets credited to any securities or commodity or futures account.

(e)	Upon the request of the Agent upon the occurrence and during the continuance of an Event of Default, each Grantor will notify each issuer of Security Collateral granted by it hereunder that such Security Collateral is subject to the security interest granted hereunder.
SECTION 5 MAINTAINING THE ACCOUNT COLLATERAL
So long as any Advance or any other payment obligation of any Loan Party of which the Borrower has notice under any Loan Document shall remain unpaid, or any Lender shall have any Commitment:
(a)	Upon request of the Agent made upon the occurrence and during the continuance of an Event of Default, each Grantor will promptly enter into an agreement with the financial institution holding the Pledged Account pursuant to which such financial institution shall agree with such Grantor and the Agent to, upon notice from the Agent, comply with instructions originated by the Agent directing the disposition of funds in such deposit account without the further consent of such Grantor, such agreement to be in form and substance reasonably satisfactory to the Agent (a “Deposit Account Control Agreement”), and instruct each Person obligated at any time to make any payment to such Grantor for any reason (an “Obligor”) to make such payment to such a Pledged Deposit Account.

(b)	Upon notice from the Agent that an Event of Default has occurred and is continuing, each Grantor agrees to terminate any or all Pledged Deposit Accounts and Deposit Account Control Agreements upon request by the Agent.

(c)	The Agent may, at any time and without notice to, or consent from, the Grantor, transfer, or direct the transfer of, funds from the Pledged Deposit Accounts to satisfy the Grantor’s obligations under the Loan Documents if an Event of Default shall have occurred and be continuing. As soon as reasonably practicable after any such transfer, the Agent agrees to give written notice thereof to the applicable Grantor.
SECTION 6 REPRESENTATIONS AND WARRANTIES
Each Grantor represents and warrants as follows:
(a)	Such Grantor’s exact legal name, place of business, chief executive office, the province in which it has tangible personal property, type of organization, jurisdiction of formation as of the date hereof is set forth in Schedule V hereto. Within the twelve months preceding the date hereof, such Grantor has not changed its name, location, place of business, chief executive office, type of organization, jurisdiction of organization or organizational identification number from those set forth in Schedule V hereto except as set forth in Schedule VI hereto.

(b)	Such Grantor is the owner of the Collateral granted or purported to be granted by it free and clear of any Lien, claim, option or right of others, except for the security interest created under this Agreement or Liens permitted under the Credit Agreement. No effective financing statement or other instrument similar in effect covering all or any part of such Collateral or listing such Grantor or any trade name of such Grantor as debtor is on file in any recording office, except such as may exist on the date of this Agreement, have been filed in favour of the Agent relating to the Loan Documents or are otherwise permitted under the Credit Agreement.

(c)	All Equipment of such Grantor having a value in excess of $10,000,000 and Inventory of such Grantor having a value in excess of $10,000,000 as of the date hereof is located at the places specified therefor in Schedule VIII and Schedule IX hereto, respectively. Such Grantor has exclusive possession and control of its Inventory, other than Inventory stored at any leased premises or third party warehouse.

(d)	None of the Receivables or Agreement Collateral is evidenced by a promissory note or other instrument in excess of $10,000,000 that has not been delivered to the Agent. All such Receivables or Agreement Collateral valued in excess of $10,000,000 is listed on Schedule III attached hereto.

(e)	All Security Collateral consisting of certificated securities and instruments with an aggregate fair market value in excess of $10,000,000 for all such Security Collateral of the Grantors have been delivered to the Agent.

(f)	If such Grantor is an issuer of Security Collateral, such Grantor confirms that it has received notice of the security interest granted hereunder.

(g)	The Pledged Equity pledged by such Grantor hereunder has been duly authorized and validly issued and is fully paid and non assessable. The Pledged Debt pledged by such Grantor hereunder has been duly authorized, authenticated or issued and delivered, is the legal, valid and binding obligation of the issuers thereof and, if evidenced by any promissory notes, such promissory notes have been delivered to the Agent, and is not in default.
(h)	The Initial Pledged Equity pledged by such Grantor constitutes, as of the date hereof, 100% of the issued and outstanding equity interests of the issuers thereof indicated on Part I of Schedule I hereto. The Initial Pledged Debt constitutes all of the outstanding Debt for Borrowed Money owed to such Grantor by the issuers thereof as indicated on Part II of Schedule I hereof.

(i)	Such Grantor has no Investment Property with a market value in excess of $10,000,000 as of the date hereof, other than the Investment Property listed on Part III of Schedule I hereto.

(j)	The Assigned Agreements to which such Grantor is a party have been duly authorized, executed and delivered by such Grantor and, to such Grantor’s knowledge, any material Assigned Agreements are in full force and effect and are binding upon and enforceable against all parties thereto in accordance with their terms.

(k)	Such Grantor has no material deposit accounts subject to the grant or security in Section 1 of this Agreement as of the date hereof, other than the Pledged Deposit Accounts listed on Schedule II hereto.

(l)	Such Grantor is not a beneficiary or assignee under any letter of credit with a stated amount in excess of $10,000,000 and issued by a United States or Canadian financial institution as of the date hereof, other than the letters of credit described in Schedule VII hereto.

(m)	This Agreement creates in favour of the Agent for the benefit of the Secured Parties a valid security interest in the Collateral granted by such Grantor under this Agreement, securing the payment of the Secured Obligations except to the extent that control or possession by the Agent is required for the creation of the security interest; all filings and other actions necessary to perfect the security interest in the Collateral granted by such Grantor have been duly made or taken and are in full force and effect other than (i) federal registration which may be necessary to perfect the Agent’s security interest with respect to Collateral consisting of vessels, rolling stock or aircraft; and (ii) actions necessary to transfer and prior approval of or filings with any governmental entity required in connection with any interest in Pledged Equity; provided however, that the Agent will receive a security interest, but not a first priority security interest, in (1) Collateral consisting of any securities or commodity or futures account, (2) Account Collateral maintained with a financial institution other than the Agent, (3) assets encumbered by Liens on the date of this Agreement, (4) Collateral evidenced by a certificate of title or consisting of vessels or aircraft, (5) collateral subject to Liens permitted by the terms of the Credit Agreement, (6) Collateral with an aggregate book value of less than $10,000,000 and (7) other Collateral to the extent consented to by Agent and approved by the Required Lenders (collectively, the “Specified Collateral”).
(n)	No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the grant by such Grantor of the security interest granted hereunder or for the execution, delivery or performance of this Agreement by such Grantor, (ii) the perfection or maintenance of the security interest created hereunder (including the first priority nature of such security interest in Collateral other than the Specified Collateral), except for (A) the filing of financing statements and financing change statements under the PPSA, which financing statements or financing change statements, as the case may be, have been duly filed and are in full force and effect, (B) subject to certain corporate actions by the holders or issuers of non-US Initial Pledged Equity which have not occurred as of the Effective Date, necessary to transfer or assign, (C) the actions described in Section 4 with respect to the Security Collateral, (D) federal filings which may be necessary in respect of vessels, rolling stock or aircraft, or (iii) the exercise by the Agent of its voting or other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement, except as set forth above and as may be required in connection with the disposition of any portion of the Security Collateral by laws affecting the offering and sale of securities generally.

(o)	The Inventory that has been produced or distributed by such Grantor has been produced in compliance with all requirements of applicable law except where the failure to so comply would not have a Material Adverse Effect.

(p)	As to itself and its Intellectual Property Collateral:
(i)	The operation of such Grantor’s business as currently conducted or as contemplated to be conducted and the use of the Intellectual Property Collateral in connection therewith do not conflict with, infringe, misappropriate, dilute, misuse or otherwise violate the intellectual property rights of any third party except as are not expected to have a Material Adverse Effect.

(ii)	Such Grantor is the exclusive owner of all right, title and interest in and to Patents, Trademarks and Copyrights contained in the Intellectual Property Collateral, except as set forth in Schedule IV hereto with respect to co-ownership of certain Patents, and such Grantor is entitled to use all such Intellectual Property Collateral in accordance with applicable law, subject to the terms of the IP Agreements.

(iii)	The Intellectual Property Collateral set forth on Schedule IV hereto includes all of the registered patents, patent applications, domain names, trademark registrations and applications, copyright registrations and applications owned by such Grantor as of the date set forth therein.

(iv)	The issued Patents and registered Trademarks contained in the Intellectual Property Collateral have not been adjudged invalid or unenforceable in whole or part, and to the knowledge of the Grantors, are valid and enforceable, except to the extent any Grantor has ceased use of any such registered Trademarks.

(v)	Such Grantor has made or performed all filings, recordings and other acts and has paid all required fees and taxes, as deemed necessary by Grantor in its reasonable business discretion, to maintain and protect its interest in each and every material item of Intellectual Property Collateral owned by such Grantor in full force and effect.

(vi)	No claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property Collateral or the validity of effectiveness of any such Intellectual Property Collateral, nor does the Borrower know of any valid basis for any such claim, except, in either case, for such claims that in the aggregate are not reasonably expected to have a Material Adverse Effect. The use of such Intellectual Property Collateral by the Grantors does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, are not reasonably expected to have a Material Adverse Effect. The consummation of the transactions contemplated by the Loan Documents will not result in the termination or impairment of any of the Intellectual Property Collateral.

(vii)	With respect to each IP Agreement: (A) to the knowledge of the Borrower, such IP Agreement is valid and binding and in full force and effect; (B) such IP Agreement will not cease to be valid and binding and in full force and effect on terms identical to those currently in effect as a result of the rights and interest granted herein, nor will the grant of such rights and interest constitute a breach or default under such IP Agreement or otherwise give any party thereto a right to terminate such IP Agreement; (C) such Grantor has not received any notice of termination or cancellation under such IP Agreement within the six months immediately preceding the date of this Agreement; (D) within the six months immediately preceding the date of this Agreement, such Grantor has not received any notice of a breach or default under such IP Agreement, which breach or default has not been cured; and (E) neither such Grantor nor, to such Grantor’s knowledge, any other party to such IP Agreement is in breach or default thereof in any material respect, and no event has occurred that, with notice or lapse of time or both, would constitute such a breach or default or permit termination or modification under such IP Agreement, in each case except as would not reasonably be expected to have a Material Adverse Effect.

(viii)	To the Grantors’ knowledge, none of the material Trade Secrets of such Grantor has been used, divulged, disclosed or appropriated to the detriment of such Grantor for the benefit of any other Person other than such Grantor within the past two years.
SECTION 7 FURTHER ASSURANCES
(a)	Each Grantor agrees that from time to time, in accordance with the terms of this Agreement at the expense of such Grantor and at the reasonable request of the Agent, such Grantor will promptly execute and deliver, or otherwise authenticate, all further instruments and documents, and take all further action that may be reasonably necessary or desirable, or that the Agent may reasonably request, in order to perfect and protect any pledge or security interest granted or purported to be granted by such Grantor hereunder or to enable the Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral of such Grantor. Without limiting the generality of the foregoing, each Grantor will, at the reasonable request of the Agent, promptly with respect to the Collateral of such Grantor: (i) mark conspicuously each document included in Inventory, each chattel paper included in Receivables each Assigned Agreement and, at the request of the Agent, each of its records pertaining to such Collateral with a legend, in form and substance reasonably satisfactory to the Agent, indicating that such document, Assigned Agreement or Collateral is subject to the security interest granted hereby; (ii) if any such Collateral shall be evidenced by a promissory note or other instrument or chattel paper, deliver and pledge to the Agent hereunder such note or instrument or chattel paper duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to the Agent; (iii) file such financing statements or amendments thereto, and such other instruments or notices, as may be reasonably necessary or desirable, or as the Agent may reasonably request, in order to perfect and preserve the security interest granted or purported to be granted by such Grantor hereunder; (iv) at the request of the Agent, take all action to ensure that the Agent’s security interest is noted on any certificate of title related to any Collateral evidenced by a certificate of title; and (v) deliver to the Agent evidence that all other actions that the Agent may deem reasonably necessary or desirable in order to perfect and protect the security interest granted or purported to be granted by such Grantor under this Agreement has been taken.

(b)	Each Grantor hereby authorizes the Agent to file one or more financing statements, and amendments thereto, including, without limitation, one or more financing statements indicating that such financing statements cover all assets or all personal property (or words of similar effect) of such Grantor in Canada other than assets now or hereafter constituting Principal Properties or the equity of Restricted Subsidiaries, or any real property or fixtures, regardless of whether any particular asset described in such financing statements falls within the scope of the PPSA. A photocopy or other reproduction of this Agreement shall be sufficient as a financing statement where permitted by law. Each Grantor ratifies its authorization for the Agent to have filed such financing statements or amendments filed prior to the date hereof.

(c)	Each Grantor will furnish to the Agent from time to time statements and schedules further identifying and describing the Collateral of such Grantor and such other reports in connection with such Collateral as the Agent may reasonably request, all in reasonable detail.
SECTION 8 AS TO EQUIPMENT AND INVENTORY
(a)	Each Grantor will keep its Equipment having a value in excess of $10,000,000 and Inventory having a value in excess of $10,000,000 (other than Inventory sold in the ordinary course of business) at the places therefor specified in Schedule VIII and Schedule IX, respectively, or, upon 30 days’ prior written notice to the Agent (or lesser time as may be agreed by the Agent), at such other places designated by such Grantor in such notice.

(b)	Each Grantor will pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including, without limitation, claims for labor, materials and supplies) against, its Equipment and Inventory, except to the extent payment thereof is not required by Section 5.01(b) of the Credit Agreement. In producing its Inventory, each Grantor will comply with all requirements of applicable law, except where the failure to so comply will not have a Material Adverse Effect.
SECTION 9 INSURANCE
(a)	Each Grantor will, at its own expense, maintain or cause to be maintained, insurance with respect to its Equipment and Inventory in such amounts, against such risks, in such form and with such insurers, as shall be customary for similar businesses of the size and scope of the Borrower on a consolidated basis, provided however that the Grantor may self insure to the extent consistent with prudent business practice. Each policy of each Grantor for liability insurance shall provide for all losses to be paid on behalf of the Agent and such Grantor as their interests may appear, and each policy for property damage insurance shall provide for all losses, except for losses of less than $25,000,000 per occurrence, to be paid in accordance with the Lender loss payee provisions which were requested pursuant to clause (iv) below, directly to the Agent. So long as no Event of Default shall have occurred and be continuing, all property damage insurance payments received by the Agent in connection with any loss, damage or destruction of Inventory will be released by the Agent to the applicable Grantor. Each such policy shall in addition (i) name such Grantor and the Agent as insured parties thereunder (without any representation or warranty by or obligation upon the Agent) as their interests may appear, (ii) provide that there shall be no recourse against the Agent for payment of premiums or other amounts with respect thereto, (iii) provide that at least 10 days’ prior written notice of cancellation or of lapse shall be given to the Agent by the insurer and (iv) contain such other customary lender loss payee provisions as the Agent shall reasonably request. Each Grantor will, if so requested by the Agent, deliver to the Agent certificates of insurance evidencing such insurance and, as often as the Agent may reasonably request, a report of a reputable insurance broker or the insurer with respect to such insurance. Further, each Grantor will, at the request of the Agent, duly execute and deliver instruments of assignment of such insurance policies to comply with the requirements of Section 1(g) and cause the insurers to acknowledge notice of such assignment.
(b)	Reimbursement under any liability insurance maintained by any Grantor pursuant to this Section 9 may be paid directly to the Person who shall have incurred damages covered by such insurance. In case of any loss involving damage to Equipment or Inventory when subsection (c) of this Section 9 is not applicable, the applicable Grantor, to the extent determined to be in the business interest of such Grantor, will make or cause to be made the necessary repairs to or replacements of such Equipment or Inventory, and any proceeds of insurance properly received by or released to such Grantor shall be used by such Grantor, except as otherwise required hereunder or by the Credit Agreement, to pay or as reimbursement for the costs of such repairs or replacements or, if such Grantor determines not to repair or replace such Equipment or Inventory, treat the loss or damage as a disposition under Section 5.02(e)(v) of the Credit Agreement.

(c)	So long as no Event of Default shall have occurred and be continuing, all insurance payments received by the Agent in connection with any loss, damage or destruction of any Inventory or Equipment will be released by the Agent to the applicable Grantor. Upon the occurrence and during the continuance of any Event of Default, all insurance payments in respect of such Equipment or Inventory shall be paid to the Agent and shall, in the Agent’s sole discretion, (i) be released to the applicable Grantor for the repair, replacement or restoration thereof, (ii) be held as additional Collateral hereunder or applied as specified in Section 20(b) or (iii) be released to the Agent Sweep Account and applied as provided in Section 2.18(h) of the Credit Agreement.
SECTION 10 POST-CLOSING CHANGES; COLLECTIONS ON ASSIGNED AGREEMENTS AND RECEIVABLES
(a)	No Grantor will change its name, place of business, chief executive office, type of organization, jurisdiction of formation or province in which it has tangible personal property from those set forth in Schedule V of this Agreement without first giving at least 15 Business Days prior written notice to the Agent, or such lesser period of time as agreed by the Agent, and taking all action reasonably required by the Agent for the purpose of perfecting or protecting the security interest granted by this Agreement. Each Grantor will hold and preserve its records relating to the Collateral, including, without limitation, the Assigned Agreements and Related Contracts, and will permit representatives of the Agent at any time during normal business hours to inspect and make abstracts from such records and other documents to the extent provided in Section 5.01(e) of the Credit Agreement.

(b)	Except as otherwise provided in this subsection (b), each Grantor will continue to collect, at its own expense, all amounts due or to become due such Grantor under the Assigned Agreements and Receivables. In connection with such collections, such Grantor may take (and, at the Agent’s direction, will take) such action as such Grantor or the Agent may deem necessary or advisable to enforce collection of the Assigned Agreements and Receivables; provided, however, that the Agent shall have the right at any time, upon the occurrence and during the continuance of an Event of Default and upon written notice to such Grantor of its intention to do so, to notify the Obligors under any Assigned Agreements and Receivables of the assignment of such Assigned Agreements to the Agent and to direct such Obligors to make payment of all amounts due or to become due to such Grantor thereunder directly to the Agent and, upon such notification and at the expense of such Grantor, to enforce collection of any such Assigned Agreements and Receivables, to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done, and to otherwise exercise all rights with respect to such Assigned Agreements and Receivables. After receipt by any Grantor of the notice from the Agent referred to in the proviso to the preceding sentence, (i) all amounts and proceeds (including, without limitation, instruments) received by such Grantor in respect of the Assigned Agreements and Receivables of such Grantor shall be received in trust for the benefit of the Secured Parties, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Agent in the same form as so received (with any necessary endorsement) to be deposited in the Agent Sweep Account in Canada and either (A) released to such Grantor so long as no Event of Default shall have occurred and be continuing or (B) if any Event of Default shall have occurred and be continuing, applied as provided in Section 20(b) of this Agreement or as provided in Section 2.18(h) of the Credit Agreement and (ii) such Grantor will not adjust, settle or compromise the amount or payment of any Receivable or amount due on any Assigned Agreement, release wholly or partly any Obligor thereof or allow any credit or discount thereon other than credits or discounts given in the ordinary course of business.
SECTION 11 AS TO INTELLECTUAL PROPERTY COLLATERAL
(a)	With respect to each item of its Intellectual Property Collateral material to the business of the Grantors, each Grantor agrees to take, at its expense, all commercially reasonable steps as determined in Grantor’s reasonable discretion, including, without limitation, in the Canadian Intellectual Property Office and any other governmental authority, to (i) maintain the validity and enforceability of such Intellectual Property Collateral and maintain such Intellectual Property Collateral in full force and effect, and (ii) pursue the registration and maintenance (in accordance with the exercise of such Grantor’s reasonable business discretion) of each patent, trademark, or copyright registration or application, now or hereafter included in such Intellectual Property Collateral of such Grantor, including, without limitation, the payment of required fees and taxes, the filing of responses to office actions issued by the Canadian Intellectual Property Office or other governmental authorities, the filing of applications for renewal or extension, the filing of divisional, continuation, continuation-in-part, reissue and renewal applications or extensions, the payment of maintenance fees and the participation in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings, in each case except where the failure to so file, register or maintain is not reasonably likely to have a Material Adverse Effect. No Grantor shall, without the written consent of the Agent, which shall not be unreasonably withheld or delayed, discontinue use of or otherwise abandon any such material Intellectual Property Collateral, or abandon any right to file an application for patent, trademark, or copyright, unless such Grantor shall have determined that such use or the pursuit or maintenance of such Intellectual Property Collateral is no longer necessary or desirable in the conduct of such Grantor’s business and that the loss thereof would not be reasonably likely to have a Material Adverse Effect.
(b)	Until the termination of the Credit Agreement, each Grantor agrees to provide, annually to the Agent an updated Schedule of its Patents, Trademarks and registered Copyrights.

(c)	In the event that any Grantor becomes aware that any item of the Intellectual Property Collateral is being infringed or misappropriated by a third party, such Grantor shall take such commercially reasonable actions determined in its reasonable discretion, at its expense, to protect or enforce such Intellectual Property Collateral, including, without limitation, suing for infringement or misappropriation and for an injunction against such infringement or misappropriation.

(d)	Each Grantor shall take all reasonable steps which it deems appropriate under the circumstances to preserve and protect each item of its material Trademarks included in the Intellectual Property Collateral, including, without limitation, maintaining substantially the quality of any and all products or services used or provided in connection with any of the Trademarks, consistent with the general quality of the products and services as of the date hereof, and taking all steps reasonably necessary to ensure that all licensed users of any of the Trademarks use such consistent standards of quality.

(e)	With respect to its Intellectual Property Collateral, upon the reasonable request of Agent made upon the occurrence and during the continuance of an Event of Default, each Grantor agrees to execute or otherwise authenticate an agreement, in substantially the form set forth in Exhibit A hereto or otherwise in form and substance satisfactory to the Agent (an “Intellectual Property Security Agreement”), for recording the security interest granted hereunder to the Agent in such Intellectual Property Collateral with the Canadian Intellectual Property Office and any other governmental authorities necessary to register, file or record the security interest hereunder in such Intellectual Property Collateral.

(f)	Upon the occurrence and during the continuance of an Event of Default, each Grantor and each entity which executes a Canadian Security Agreement

Supplement (as hereinafter defined) shall execute and deliver to the Agent with such written notice, or otherwise authenticate, an agreement substantially in the form of Exhibit B hereto or otherwise in form and substance satisfactory to the Agent (an “IP Security Agreement Supplement”) covering such Intellectual Property, which IP Security Agreement Supplement shall be recorded with the Canadian Intellectual Property Office and any other governmental authorities necessary to register, file or record the security interest hereunder in such Intellectual Property.
SECTION 12 VOTING RIGHTS; DIVIDENDS; ETC.
(a)	So long as no Default under Section 6.01(a) or (e) of the Credit Agreement shall have occurred and be continuing:
(i)	Each Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Security Collateral of such Grantor or any part thereof for any purpose.

(ii)	Each Grantor shall be entitled to receive and retain any and all dividends, interest and other distributions paid in respect of the Security Collateral of such Grantor if and to the extent that the payment thereof is not otherwise prohibited by the terms of the Loan Documents; provided, however, that any and all dividends, interest and other distributions paid or payable in the form of instruments or certificates in respect of, or in exchange for, any Security Collateral, shall be promptly delivered to the Agent to hold as Security Collateral and shall, if received by such Grantor, be received in trust for the benefit of the Secured Parties, be segregated from the other property or funds of such Grantor and be promptly delivered to the Agent as Security Collateral in the same form as so received (with any necessary endorsement).

(iii)	The Agent will execute and deliver (or cause to be executed and delivered) to each Grantor all such proxies and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and other rights that it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends or interest payments that it is authorized to receive and retain pursuant to paragraph (ii) above.
(b)	Upon the occurrence and during the continuance of a Default under Section 6.01(a) or (e) of the Credit Agreement:
(i)	All rights of each Grantor (x) to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 12(a)(i) shall, upon notice to such Grantor by the Agent, cease and (y) to receive the dividends, interest and other distributions that it would otherwise be authorized to receive and retain pursuant to Section 12(a)(ii) shall automatically cease, and all such rights shall thereupon become vested in the Agent for the benefit of the Secured Parties, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights and to receive and hold as Security Collateral such dividends, interest and other distributions.
(ii)	All dividends, interest and other distributions that are received by any Grantor contrary to the provisions of paragraph (i) of this Section 12(b) shall be received in trust for the benefit of the Secured Parties, shall be segregated from other funds of such Grantor and shall be promptly paid over to the Agent as Security Collateral in the same form as so received (with any necessary endorsement).
SECTION 13 AS TO THE ASSIGNED AGREEMENTS
(a)	Each Grantor will at its expense:
(i)	perform and observe all terms and provisions of the Assigned Agreements to be performed or observed by it to the extent consistent with its past practice or reasonable business judgement, maintain the Assigned Agreements to which it is a party in full force and effect, enforce the Assigned Agreements to which it is a party in accordance with the terms thereof and take all such action to such end as may be requested from time to time by the Agent; and

(ii)	furnish to the Agent promptly upon receipt thereof copies of all notices of defaults in excess of $50,000,000 received by such Grantor under or pursuant to the Assigned Agreements to which it is a party, and from time to time (A) furnish to the Agent such information and reports regarding the Assigned Agreements and such other Collateral of such Grantor as the Agent may reasonably request and (B) upon request of the Agent, make to each other party to any Assigned Agreement to which it is a party such demands and requests for information and reports or for action as such Grantor is entitled to make thereunder.
(b)	Each Grantor hereby consents on its behalf and on behalf of its Subsidiaries to the assignment and pledge to the Agent for benefit of the Secured Parties of each Assigned Agreement to which it is a party by any other Grantor hereunder.

(c)	Each Grantor agrees, upon the reasonable request of Agent, to instruct each other party to each Assigned Agreement to which it is a party, that all payments due or to become due under or in connection with such Assigned Agreement will be made directly to a Pledged Deposit Account.

(d)	All moneys received or collected pursuant to subsection (c) above shall be (i) released to the applicable Grantor on the terms set forth in Section 5 so long as no Event of Default shall have occurred and be continuing or (ii) if any Event of Default shall have occurred and be continuing, applied as provided in Section 19(6).

SECTION 14 AS TO LETTER-OF-CREDIT RIGHTS
(a)	Except as otherwise permitted by the Credit Agreement and this Agreement, each Grantor, by granting a security interest in its Receivables consisting of letter-of-credit, hereby assigns to the Agent such rights (including its contingent rights) to the proceeds of all Related Contracts consisting of letters of credit of which it is or hereafter becomes a beneficiary or assignee. Upon request of the Agent, each Grantor will promptly use commercially reasonable efforts to cause the issuer of each letter-of-credit with a stated amount in excess of $10,000,000 and each nominated person (if any) with respect thereto to consent to such assignment of the proceeds thereof pursuant to a consent in form and substance reasonably satisfactory to the Agent and deliver written evidence of such consent to the Agent.

(b)	Upon the occurrence and during the continuance of an Event of Default, each Grantor will, promptly upon request by the Agent, (i) notify (and such Grantor hereby authorizes the Agent to notify) the issuer and each nominated person with respect to each of the Related Contracts consisting of letters of credit that the proceeds thereof have been assigned to the Agent hereunder and any payments due or to become due in respect thereof are to be made directly to the Agent or its designee and (ii) arrange for the Agent to become the transferee beneficiary of letter of credit.
SECTION 15 TRANSFERS AND OTHER LIENS; ADDITIONAL SHARES
(a)	Each Grantor agrees that it will not (i) sell, assign or dispose of Collateral except as permitted under the terms of the Credit Agreement, or (ii) create or suffer to exist any Lien upon or with respect to any of the Collateral of such Grantor except for the pledge, assignment and security interest created under this Agreement and Liens permitted under the Credit Agreement.

(b)	Subject to the terms of the Credit Agreement and this Agreement, each Grantor agrees that it will (i) cause each issuer of the Pledged Equity pledged by such Grantor not to issue any equity interests or other securities in addition to or in substitution for the Pledged Equity issued by such issuer except to such Grantor or its Affiliates, and (ii) pledge hereunder, promptly upon its acquisition (directly or indirectly) thereof, any and all additional equity interests or other securities as required by Section 5.01(i) of the Credit Agreement from time to time acquired by such Grantor in any manner.
SECTION 16 AGENT APPOINTED ATTORNEY IN FACT
          Each Grantor hereby irrevocably appoints the Agent such Grantor’s attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time, upon the occurrence and during the continuance of an Event of Default, in the Agent’s discretion, to take any action and to execute any instrument that the Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:
(a)	to obtain and adjust insurance required to be paid to the Agent pursuant to Section 9,

(b)	to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral,

(c)	to receive, endorse and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) or (b) above, and

(d)	to file any claims or take any action or institute any proceedings that the Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce compliance with the terms and conditions of any Assigned Agreement or the rights of the Agent with respect to any of the Collateral.
SECTION 17 AGENT MAY PERFORM
          If any Grantor fails to perform any agreement contained herein, the Agent may, but without any obligation to do so, upon notice to the Grantor with a copy to the Company of at least five Business Days in advance and if any Grantor fails to cure within such period, itself perform, or cause performance of, such agreement, and the expenses of the Agent incurred in connection therewith shall be payable by such Grantor under Section 20.
SECTION 18 THE AGENT’S DUTIES
(a)	The powers conferred on the Agent hereunder are solely to protect the Secured Parties’ interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Agent shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not any Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which it accords its own property.

(b)	Anything contained herein to the contrary notwithstanding, the Agent may from time to time, when the Agent deems it to be necessary, appoint one or more of its Affiliates or branches (or, with the consent of the Borrower, any other Persons) subagents (each a “Subagent”) for the Agent hereunder with respect to all or any part of the Collateral. In the event that the Agent so appoints any Subagent with respect to any Collateral, (i) the assignment and pledge of such Collateral and the security interest granted in such Collateral by each Grantor hereunder shall be deemed for purposes of this Agreement to have been made to such Subagent, in addition to the Agent, for the ratable benefit of the Secured Parties, as security for the Secured Obligations of such Grantor, (ii) such Subagent shall automatically be vested, in addition to the Agent, with all rights, powers, privileges, interests and remedies of the Agent hereunder with respect to such Collateral, and (iii) the term “Agent”, when used herein in relation to any rights, powers, privileges, interests and remedies of the Agent with respect to such Collateral, shall include such Subagent; provided, however, that no such Subagent shall be authorized to take any action with respect to any such Collateral unless and except to the extent expressly authorized in writing by the Agent.
SECTION 19 REMEDIES
(1) If any Event of Default shall have occurred and be continuing and such Event of Default has resulted in the acceleration of the Secured Obligations, which acceleration has not been rescinded or otherwise terminated:
(a)	the Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the PPSA, Civil Code of Quebec or UCC (whether or not any of the PPSA, the Civil Code of Quebec or UCC applies to the affected Collateral);

(b)	the Agent may by appointment in writing appoint a receiver or receiver and manager (each herein referred to as the “Receiver”) of the Collateral (which term when used in this Section 19 will include the whole or any part of the Collateral) and may remove or replace such Receiver from time to time or may institute proceedings in any court of competent jurisdiction for the appointment of a Receiver of the Collateral; and the term “Agent” when used in this Section 19 will include any Receiver so appointed and the agents, officers and employees of such Receiver; and the Agent will not be in any way responsible for any misconduct or negligence of any such Receiver;

(c)	the Agent may take possession of the Collateral and require the Grantors to assemble the Collateral and deliver or make the Collateral available to the Agent at such place or places as may be specified by the Agent;

(d)	the Agent may take such steps as it considers desirable to maintain, preserve or protect the Collateral;

(e)	the Agent may enforce any rights of the Grantors in respect of the Collateral by any manner permitted by applicable law;

(f)	the Agent may withdraw, or cause the direct withdrawal, of all funds with respect to the Account Collateral;

(g)	the Agent may sell, lease or otherwise dispose of the Collateral at public auction, by private tender, by private sale or otherwise either for cash or upon credit upon such terms and conditions as the Agent may determine and without notice to the Grantors unless required by law and no person dealing with the Agent or its servants shall be concerned to inquire whether the security hereby constituted has become enforceable, whether the powers which the Agent is purporting to exercise have become exercisable, whether any money remains due on the security of the Collateral, as to the necessity or expedience of the stipulations and conditions subject to which any sale, lease or disposition shall be made, otherwise as to the propriety or regularity of any sale or any other dealing by the Agent with the Collateral or to see to the application of any money paid to the Agent;

(h)	the Agent may carry on, or concur in the carrying on of, all or any part of the business or undertaking of any Grantor, may, to the exclusion of all others, including such Grantor, enter upon, occupy and use all or any of the premises, buildings, plant and undertaking of or occupied or used by such Grantor and may use all or any of the tools, machinery, equipment and intangibles of such Grantor for such time as the Agent sees fit, free of charge, to carry on the business of such Grantor and, if applicable, to manufacture or complete the manufacture of any Inventory and to pack and ship the finished product;

(i)	the Agent may accept the Collateral in satisfaction of the Secured Obligations upon notice to the Grantors of its intention to do so in the manner required by applicable law;

(j)	the Agent may, a non-exclusive basis, occupy any premises owned or leased by any Grantor where the Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to such Grantor for rent in respect of such occupation;

(k)	the Agent may charge on its own behalf and pay to others all reasonable amounts for expenses incurred and for services rendered in connection with the exercise of the rights and remedies of the Agent hereunder, including, without limiting the generality of the foregoing, reasonable legal, Receiver and accounting fees and expenses, and in every such case the amounts so paid together with all costs, charges and expenses incurred in connection therewith, including interest thereon at such rate as the Agent deems reasonable, will be added to and form part of the Secured Obligations hereby secured;

(l)	to the extent permitted by law, the Agent may discharge any claim, lien, mortgage, charge, security interest, encumbrance or any rights of others that may exist or be threatened against the Collateral, and in every such case the amounts so paid together with costs, charges and expenses incurred in connection therewith will be added to the Secured Obligations hereby secured;

(m)	the Agent may (i) grant extensions of time, (ii) take and perfect or abstain from taking and perfecting security, (iii) give up securities, (iv) accept compositions or compromises, (v) grant releases and discharges, and (vi) release any part of the Collateral or otherwise deal with the Grantors, debtors of the Grantors, sureties and others and with the Collateral and other security as the Agent sees fit without prejudice to the liability of the Grantors to the Agent or the Agent’s rights hereunder;

(n)	the Agent will not be liable or responsible for any failure to seize, collect, realize, or obtain payment with respect to the Collateral and is not bound to institute proceedings or to take other steps for the purpose of seizing, collecting, realizing or obtaining possession or payment with respect to the Collateral or for the purpose of preserving any rights of the Agent, the Grantors or any other person, in respect of the Collateral;

(o)	any cash held by or on behalf of the Agent and all cash proceeds received by or on behalf of the Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Agent, be held by the Agent as collateral for, and/or then or at any time thereafter shall be applied in whole or in part by the Agent for the ratable benefit of the Secured Parties against, all or any part of the Secured Obligations, in accordance with Section 6.04 of the Credit Agreement;

(p)	all payments received by any Grantor under or in connection with any Assigned Agreement or otherwise in respect of the Collateral shall be received in trust for the benefit of the Agent, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Agent in the same form as so received (with any necessary endorsement);

(q)	subject to the provisions of Section 9.06 of the Credit Agreement, the Agent may, without notice to any Grantor except as required by law and at any time or from time to time, charge, set off and otherwise apply all or any part of the Secured Obligations against any funds held with respect to the Account Collateral or in any other deposit account;

(r)	in the event of any sale or other disposition of any of the Intellectual Property Collateral of any Grantor, the goodwill symbolized by any Trademarks subject to such sale or other disposition shall be included therein, and such Grantor shall supply to the Agent or its designee, to the extent practicable, such Grantor’s know-how and expertise, and documents and things relating to any Intellectual Property Collateral subject to such sale or other disposition, and such Grantor’s customer lists and other records and documents relating to such Intellectual Property Collateral and to the manufacture, distribution, advertising and sale of products and services of such Grantor; and

(s)	in each case under this Agreement in which the Agent takes any action with respect to the Collateral, including proceeds, the Agent shall provide to the Borrower such records and information regarding the possession, control, sale and any receipt of amounts with respect to such Collateral as may be reasonably requested by the Borrower as a basis for the preparation of the Borrower’s financial statements in accordance with GAAP.

SECTION 20 INDEMNITY AND EXPENSES
(a)	Each Grantor agrees to indemnify, defend and save and hold harmless each Secured Party and each of their Affiliates and their respective officers, directors, employees, trustees, agents and advisors (each, an “Indemnified Party”) from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgement by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct.

(b)	Each Grantor will upon demand pay to the Agent the amount of any and all reasonable expenses, including, without limitation, the reasonable fees and expenses of its counsel and of any experts and agents, that the Agent may incur in connection with (i) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral of such Grantor, (ii) the exercise or enforcement of any of the rights of the Agent or the other Secured Parties hereunder or (iii) the failure by such Grantor to perform or observe any of the provisions hereof.
SECTION 21 AMENDMENTS; WAIVERS; ADDITIONAL GRANTORS; ETC.
(a)	No amendment or waiver of any provision of this Agreement, and no consent to any departure by any Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Agent and, with respect to any amendment, the Borrower on behalf of the Grantors, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Agent or any other Secured Party to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

(b)	Upon the execution and delivery by any Person of a security agreement supplement in substantially the form of Exhibit C hereto (each a “Canadian Security Agreement Supplement”), such Person shall be referred to as an “Additional Grantor” and shall be and become a Grantor hereunder, and each reference in this Agreement and the other Loan Documents to “Grantor” shall also mean and be a reference to such Additional Grantor, each reference in this Agreement and the other Loan Documents to the “Collateral” shall also mean and be a reference to the Collateral granted by such Additional Grantor and each reference in this Agreement to a Schedule shall also mean and be a reference to the schedules attached to such Canadian Security Agreement Supplement.

SECTION 22 CONFIDENTIALITY; NOTICES; REFERENCES.
(a)	The confidentiality provisions of Section 9.09 of the Credit Agreement shall apply to all information received by the Agent or any Lender under this Agreement.

(b)	All notices and other communications provided for hereunder shall be delivered as provided in Section 9.02 of the Credit Agreement.

(c)	The definitions of certain terms used in this Agreement are set forth in the following locations:

Account Collateral	Section 1(h)
Additional Grantor	Section 21(b)
Agreement	Preamble
Agreement Collateral	Section 1(g)
Assigned Agreements	Section 1(g)
Borrower	Preamble
Canadian Security Agreement Supplement	Section 21(b)
Collateral	Section 1
Contractual Rights	Section 3(b)
Copyrights	Section 1(i)(iii)
Credit Agreement	Preliminary Statements (2)
Deposit Account Control Agreement	Section 5(a)
Equipment	Section 1(a)
Grantor, Grantors	Preamble
Initial Pledged Equity	Preliminary Statements (5)
Initial Pledged Debt	Preliminary Statements (5)
Intellectual Property Collateral	Section 1(i)
Inventory	Section 1(b)
IP Agreements	Section 1(i)(v)
Material Subsidiary	Section 1(f)(iii)
Obligor	Section 5(a)
Patents	Section 1(i)(i)
Pledged Debt	Section 1(f)(iv)
Pledged Deposit Accounts	Preliminary Statements (8)
Pledged Equity	Section 1(f)(iii)
PPSA	Preliminary Statements (8)
Receivables	Section 1(c)
Receiver	Section 19(b)
Related Contracts	Section 1(c)
Secured Obligations	Section 2

Secured Parties	Section 2
Security Collateral	Section 1(f)
Specified Collateral	Section 6(m)
STA/Recitals	Preliminary Statements (8)
Trademarks	Section 1(i)(ii)
Trade Secrets	Section 1(i)(i)
SECTION 23 CONTINUING SECURITY INTEREST; ASSIGNMENTS UNDER THE CREDIT AGREEMENT
          This Agreement shall create a continuing security interest in the Collateral and shall (a) except as otherwise provided in Section 9.16 of the Credit Agreement, remain in full force and effect until the latest of (i) the payment in full in cash of the Secured Obligations, and (ii) the Termination Date, (b) be binding upon each Grantor, its successors and assigns and (c) inure, together with the rights and remedies of the Agent hereunder, to the benefit of the Secured Parties and their respective successors, permitted transferees and permitted assigns. Without limiting the generality of the foregoing clause (c), to the extent permitted in Section 9.08 of the Credit Agreement, any Lender may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Commitments, the Advances owing to it and the Note or Notes, if any, held by it) to any permitted transferee, and such permitted transferee shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise.
SECTION 24 RELEASE; TERMINATION
(a)	Upon any sale, lease, transfer or other disposition of any item of Collateral of any Grantor in accordance with the terms of the Loan Documents, or upon any Subsidiary ceasing to be a Material Subsidiary, the security interests granted under this Agreement by such Grantor in such Collateral or in the shares of stock or other equity interests (including, without limitation, any Initial Pledged Equity) of such Subsidiary that has ceased to be a Material Subsidiary shall immediately terminate and automatically be released and Agent will promptly deliver at the Grantor’s request to such Grantor all certificates representing any Pledged Equity released and all notes and other instruments representing any Pledged Debt, Receivables or other Collateral, and Agent will, at such Grantor’s expense, promptly execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted hereby; provided, however, that (i) no such documents shall be required unless such Grantor, or lesser period of time agreed by the Agent, shall have delivered to the Agent, at least five Business Days prior to the date such documents are required by Grantor, a written request for release describing the item of Collateral and the consideration to be received in the sale, transfer or other disposition and any expenses in connection therewith, together with a form of release for execution by the Agent and a certificate of such Grantor to the effect that the transaction is in compliance with the Loan Documents.

(b)	The pledge and security interest granted hereby will be terminated as set forth in Section 9.16(b) of the Credit Agreement and upon such termination all rights to the Collateral shall revert to the applicable Grantor and the Agent will promptly deliver to the applicable Grantors all certificates representing any Pledged Equity or Pledged Debt, Receivables or other Collateral. Upon any such termination, the Agent will, at the applicable Grantor’s expense, promptly execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.
SECTION 25 CURRENCY REFERENCES
Intentionally Deleted
SECTION 26 EXECUTION IN COUNTERPARTS
          This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier or .pdf shall be effective as delivery of an original executed counterpart of this Agreement.
SECTION 27 GOVERNING LAW
          This Agreement shall be governed by, and construed in accordance with, the laws of the Province of Ontario and the federal laws of Canada applicable therein.
SECTION 28 CONTINUATION OF LIENS GRANTED UNDER THE EXISTING CANADIAN SECURITY AGREEMENT
          This Agreement shall become effective upon the Agent’s receipt of executed counterparts to this Agreement from the Borrower and each other Grantor listed on the signature pages hereof. Upon the effectiveness of this Agreement, (a) the terms and condition of the Existing Canadian Security Agreement shall be amended as set forth herein and, as so amended, shall be restated in their entirety and (b) Bank of America will succeed as Agent hereunder in accordance with Section 8.12 of the Credit Agreement. This Agreement shall not in any way release or impair the rights, duties, obligations or Liens, security interests and hypothecs created pursuant to the Existing Canadian Security Agreement or affect the relative priorities thereof, in each case to the extent in force and effect thereunder as of the effective date of this Agreement, except as specifically modified hereby or by documents, instruments and agreements executed and delivered in connection herewith, and all of such rights, duties, obligations, Liens, security interests and hypothecs are assumed, ratified and affirmed by the Borrower and each other Grantor. The Liens, security interests and hypothecs granted in favor of the Agent pursuant to the Existing Canadian Security Agreement shall continue without any diminution thereof and shall remain in full force and effect on and after the effectiveness of this Agreement. Without limiting the generality of the foregoing, this Agreement and all of the Collateral described herein do and shall continue to secure the payment of all Secured Obligations of the Grantors under the Loan Documents to the extent provided herein.
          IN WITNESS WHEREOF, each Grantor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.
[Remainder of page intentionally left blank]

6 Monogram Place, Suite 200	KODAK CANADA INC.
Toronto, Ontario, M9R 0A1

Facsimile: 416.761.4399
Attention: Legal Department	By:	/s/ William G. Love

		Name:	William G. Love
		Title:	Assistant Secretary and Assistant Treasurer
Signature Page to Second Amended and Restated Canadian Security Agreement

Schedule I , Part I
to the Canadian Security Agreement
INVESTMENT PROPERTY
Part I
Initial Pledged Equity

Percentage of
	Issuer of	Class of			Total Number	Number	Outstanding
	Pledged	Equity	Par	Certificate	of Shares	of Shares	Shares
Grantor	Equity	Interest	Value	No(s)	Outstanding	Pledged	Pledged
None

Schedule I , Part II
to the Canadian Security Agreement
INVESTMENT PROPERTY
Part II
Initial Pledged Debt

Grantor	Debt Issuer	Description of Debt	Final Maturity
Kodak Canada Inc	Eastman Kodak Company	Intercompany Receivable	Monthly

Kodak Canada Inc	Kodak Graphic Communications Canada Company	Intercompany Receivable	Monthly

Schedule I , Part III
to the Canadian Security Agreement
INVESTMENT PROPERTY
Part III
Other Investment Property

Grantor	Issuer	Name of Investment	Certificate No(s)	Other Identification
None over $10M

Schedule II
to the Canadian Security Agreement
PLEDGED DEPOSIT ACCOUNTS
KCI CAD ACCOUNTS

Grantor	Name and Address of Bank	Account Number	Contact Name
Kodak Canada Inc	Scotiabank, 44 King Street West Toronto, Ontario, Canada M5H 1H1	[*]	[*]

Kodak Canada Inc	Scotiabank, 44 King Street West Toronto, Ontario, Canada M5H 1H1	[*]	[*]

Kodak Canada Inc	Scotiabank, 44 King Street West Toronto, Ontario, Canada M5H 1H1	[*]	[*]

Kodak Canada Inc	Scotiabank, 44 King Street West Toronto, Ontario, Canada M5H 1H1	[*]	[*]

Kodak Canada Inc	Scotiabank, 44 King Street West Toronto, Ontario, Canada M5H 1H1	[*]	[*]

Kodak Canada Inc	Scotiabank, 44 King Street West Toronto, Ontario, Canada M5H 1H1	[*]	[*]

Kodak Canada Inc	Scotiabank, 44 King Street West Toronto, Ontario, Canada M5H 1H1	[*]	[*]

Kodak Canada Inc	Scotiabank, 44 King Street West Toronto, Ontario, Canada M5H 1H1	[*]	[*]

Kodak Canada Inc	Scotiabank, 44 King Street West Toronto, Ontario, Canada M5H 1H1	[*]	[*]

Kodak Canada Inc	Caisse Populaire Desjardins, 14 Place de Commerce Bureau 150, Verdun, Quebec Canada H3E 1T5	[*]	[*]
KCI USD ACCOUNTS

Grantor	Name and Address of Bank	Account Number	Contact Name
Kodak Canada Inc	Scotiabank, 44 King Street West Toronto, Ontario, Canada M5H 1H1	[*]	[*]

Kodak Canada Inc	Scotiabank, 44 King Street West Toronto, Ontario, Canada M5H 1H1	[*]	[*]

Kodak Canada Inc	Scotiabank, 44 King Street West Toronto, Ontario, Canada M5H 1H1	[*]	[*]

Kodak Canada Inc	Scotiabank, 44 King Street West Toronto, Ontario, Canada M5H 1H1	[*]	[*]

[*]	Certain confidential information contained in this document has been omitted from public filing pursuant to a request for confidential treatment submitted to the U.S. Securities and Exchange Commission. The omitted information, which has been identified with the symbol “[*],” has been filed separately with the U.S. Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule III
to the Canadian Security Agreement
RECEIVABLES AND AGREEMENT COLLATERAL

	Note	Description of
Grantor	Payee	Receivable	Amount ($M)	Final Maturity
None over $10M

Schedule IV
to the Canadian Security Agreement
INTELLECTUAL PROPERTY
A.	Patents
No Patents
B.	Domain Names and Trademarks

Domain Names:
kodak.ca kodakgallery.ca shopkodak.ca
Trademarks:
See attached
C.	Copyrights
No Copyrights

TM Rights (Grouped by registered owner) + Status
              Report Date: 4/14/2001

Registered Owner	Kodak Canada Inc.	6 Monogram Place, Suite 200
Toronto, Ontario
M9R 0A1, CANADA

ID	Country	Mark	Classes	App.#	App. Dt	Reg. #	Reg.DT	Status
153006	Canada	AD-TYPE	1, 9	159625		56470	2/14/1933	Registered
154249	Canada	AERO	1	159622	9/16/1932	56467	2/13/1933	Registered
146883	Canada	AEROGRAPHIC		229742		103389	5/25/1956	Registered
148065	Canada	AZO	1, 9	502797		22599	5/22/1917	Registered
147253	Canada	BROWNIE		91958	11/16/1917	23102	12/5/1917	Registered
148405	Canada	CANADA’S PHOTO MFGR & D : 1/2 MAPLE LEAF	000	746607	2/4/1994	490185	2/18/1998	Registered
145380	Canada	D:RAINBOW K		736981	9/17/1993	466587	11/29/1996	Registered
162290	Canada	D-11		229747		101933	11/18/1955	Registered
137915	Canada	D-76		229749		101931	11/18/1955	Registered
150769	Canada	DATAGUIDE		229751		103804	7/13/1956	Registered
136730	Canada	DEKTOL		229752		101859	11/10/1955	Registered
164961	Canada	DK-50		229748		101932	11/18/1955	Registered
168546	Canada	DK-60		229750		101936	11/18/1985	Registered
163522	Canada	DURACLEAR		667192	9/26/1990	392782	1/10/1992	Registered
137744	Canada	DURAFLEX	6,9,16	522823	5/30/1984	301788	4/12/1985	Registered
158062	Canada	DURAFLO	1	508313	8/12/1983	294236	8/17/1984	Registered
163357	Canada	EASTMAN	1	160057		56773	3/6/1933	Registered
155851	Canada	EKTACHROME		229720		101854	11/10/1955	Registered
137366	Canada	EKTACOLOR		229719		101857	11/10/1955	Registered
148977	Canada	EKTACOLOR GOLD	1	610101	6/27/1988	355860	5/12/1989	Registered
171918	Canada	EKTAFLO		0295275	2/23/1966	TMA146309	7/22/1966	Registered
155628	Canada	EKTAGRAPHIC	9	357205		200257	7/5/1974	Registered
142502	Canada	EKTALITE	9	316405	9/26/1968	163220	5/30/1969	Registered
145929	Canada	EKTANON		229716		101860	11/10/1955	Registered
133282	Canada	EKTAPRO	1	543531	6/10/1985	324931	3/20/1987	Registered
131444	Canada	EKTAR	9	173137	4/13/1938	10569	4/13/1998	Registered
155625	Canada	EKTASCAN		770316	12/7/1994	515842	8/31/1999	Registered
133257	Canada	EKTASPEED		0460142	10/15/1980	265826	1/15/1982	Registered
164401	Canada	EKTATHERM		667094	9/25/1990	395199	3/6/1992	Registered
160542	Canada	ELON		0503087	5/22/1917	22600	5/22/1917	Registered
143536	Canada	ESTAR	1	282919		138644	7/15/1994	Registered
153268	Canada	GOLD		660544	6/21/1990	TMA384757	5/17/1991	Registered
149814	Canada	HAWKEYE		159613		56458	2/13/1933	Registered
137485	Canada	KODABROMIDE	1, 9			44723		Registered
151864	Canada	KODACHROME	1, 9	177665		14151	5/18/1940	Registered
150713	Canada	KODACOLOR		712873	9/16/1992	434672	10/21/1994	Registered
151174	Canada	KODACOLOR	1, 9	160062		57424	11/7/1934	Registered
163204	Canada	KODACOLOR GOLD	1	600248	2/5/1988	357295	6/16/1989	Registered
147191	Canada	KODACOLOR VR	1	503378	5/11/1983	287707	2/10/1984	Registered
145449	Canada	KODAFIX		229740		101875	11/10/1955	Registered
136207	Canada	KODAFLEX		0299504	9/9/1966	151036	5/26/1967	Registered
144806	Canada	KODAGRAPH	1	181685	10/17/1942	17395	10/17/1942	Registered
154859	Canada	KODAIRE	6, 22	510866	10/17/1983	306224	8/23/1985	Registered
150717	Canada	KODAK		712874	9/16/1992	448227	9/29/1995	Registered
140544	Canada	KODAK	1,9,16	53223		10508	1/3/1906	Registered
140550	Canada	KODAK	22, 23	273945	4/12/1996	146103	7/8/1996	Registered
140539	Canada	KODAK	9, 16	39206		7446	8/13/1900	Registered

TM Rights (Grouped by registered owner) + Status
              Report Date: 4/14/2001

ID	Country	Mark	Classes	App.#	App. Dt	Reg. #	Reg.DT	Status
142637	Canada	KODAK & D:SELLERS[1] INSIGNIA	1, 6, 9, 16	509,390	9/14/1983	301195	3/29/1985	Registered
142641	Canada	KODAK & D:SELLERS[1] INSIGNIA	1, 9, 16	509391	9/14/1983	300801	3/15/1985	Registered
143339	Canada	KODAK & D:TURNED CORNER	9, 16	307499		159407	11/22/1998	Registered
148597	Canada	KODAK APPROVAL		665224	8/27/1990	416866	9/17/1993	Registered
148521	Canada	KODAK CORP.SYMBOL — B&W	1, 9, 16, 22, 23	343097	5/28/1971	198561	4/5/1974	Registered
155812	Canada	KODAK CORP.SYMBOL —Y&R	1, 9, 16, 22, 23	343098	5/28/1971	198551	4/5/1974	Registered
153749	Canada	KODAK GOLD		683796	6/10/1991	400197	7/10/1992	Registered
150274	Canada	KODAK IMAGE CERTIFIEE AND D:CHECKMARK		687923	8/16/1991	414781	7/23/1993	Registered
159234	Canada	KODAK IMAGE CHECK AND D:CHECKMARK		687922	8/16/1991	414383	7/9/1993	Registered
169845	Canada	KODAK IMAGE CHECK AND D:CHECKMARK		661030	6/26/1990	393187	1/24/1992	Registered
139848	Canada	KODAK PHOTO FX (STYLIZED)		725688	3/29/1993	460212	7/19/1996	Registered
136659	Canada	KODAK SUPRALIFE	9	563072	5/22/1986	340652	5/20/1988	Registered
168525	Canada	KODAK XTRALIFE		1070261	8/8/2000	565355	7/30/2002	Registered
150770	Canada	KODALINE	1	363047	4/5/1973	195508	11/16/1973	Registered
144956	Canada	KODAMATIC	1, 9	475191	9/8/1981	290914	5/11/1984	Registered
152099	Canada	KODAPAK	16	772094	12/30/1994	488417	1/28/1998	Registered
133062	Canada	KODASLIDE		0171321	7/13/1937	8761	7/13/1937	Registered
168112	Canada	KODAVISION		513699	12/12/1983	303175	5/24/1985	Registered
153964	Canada	KOLORKINS		603828	3/28/1988	416216	9/3/1993	Registered
140819	Canada	LINAGRAPH		0216274	8/21/1952	43602	8/21/1952	Registered
130540	Canada	MEDALIST		229736		103388	5/25/1956	Registered
146798	Canada	MICRODOL		229735	4/4/1955	101935	11/18/1955	Registered
138808	Canada	MICRO-FILE				102824	3/9/1956	Registered
133459	Canada	OPTIWRITER		666289	9/13/1990	419091	11/5/1993	Registered
144710	Canada	PHOTO-FLO		229731		101864	11/10/1955	Registered
132173	Canada	PHOTOFLURE		229710		101872	11/10/1955	Registered
150398	Canada	PLUS-X		229729		101874	11/10/1955	Registered
141077	Canada	RELIANT		0237482	9/20/1956	106536	5/3/1957	Registered
144917	Canada	S:A KODAK MOMENT		734994	8/16/1993	TMA473026	3/19/1997	Registered
154423	Canada	SHELLBURST	1	312132		160714	1/24/1969	Registered
154361	Canada	TRANSLITE	1	159621		56466	2/13/1933	Registered
161731	Canada	TRI-X		229762		102504	1/27/1956	Registered
137112	Canada	VERICHROME	1	158077		55269	9/29/1932	Registered
132226	Canada	VERIFAX		228407		101808	11/4/1955	Registered
158847	Canada	VR (STYLIZED)	1	503379	5/11/1983	293854	8/10/1984	Registered
149355	Canada	WRATTEN	9	160065		56777	3/6/1933	Registered

Registered Owner:	Qualex Canada Photofinishing Inc.		Ontario, Canada

ID	Country	Mark	Classes	App#	App. Dt	Reg. #	Reg.DT	Status
168823	Canada	PICK-A-POSE		529933	10/15/1984	303543	6/7/1985	Registered

Schedule V
to the Canadian Security Agreement
CHIEF EXECUTIVE OFFICE, TYPE OF ORGANIZATION, JURISDICTION OF ORGANIZATION AND ORGANIZATIONAL
IDENTIFICATION NUMBER

		Chief Executive		Jurisdiction of
Grantor	Location	Office	Type of Organization	Organization
Kodak Canada Inc	Ontario	6 Monogram Place, Suite 200, Toronto, Ontario, M9R 0A1	Corporation	Ontario

Schedule VI
to the Canadian Security Agreement
CHANGES IN NAME, LOCATION, ETC. WITHIN TWELVE MONTHS PRIOR TO
THE DATE OF THE AGREEMENT
Effective January 1, 2011, Qualex Canada Photofinishing Inc., a federal corporation and Kodak Canada Inc. were amalgamated and continued under the name Kodak Canada Inc.

Schedule VII
to the Canadian Security Agreement
LETTERS OF
CREDIT

Financial
Beneficiary	Institution Issuing	Nominated Person			Maximum Available
(Grantor)	LoC	(if any)	Account Party	Number	Amount	Date
None over $10M

Schedule VIII
to the Canadian Security Agreement
EQUIPMENT LOCATIONS

Grantor	Location
None over $10M

Schedule IX
to the Canadian Security Agreement
INVENTORY LOCATIONS

Grantor	Location
None over $10M

Schedule X
to the Canadian Security Agreement
COLLATERAL HELD FOR SALE
None.

Exhibit A to the
Second Amended and Restated Canadian Security Agreement
FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT
          This INTELLECTUAL PROPERTY SECURITY AGREEMENT (as amended, amended and restated, supplemented or otherwise modified from time to time, the “IP Security Agreement”) dated __________, 20_, is made by the Persons listed on the signature pages hereof (collectively, the “Grantors”) in favour of Bank of America, N.A., as Agent (the “Agent”) for the Secured Parties (as successor agent to Citicorp USA, Inc.) (as defined in the Credit Agreement referred to below).
          WHEREAS, Eastman Kodak Company, a New Jersey corporation and Kodak Canada Inc., an Ontario corporation, have entered into a Second Amended and Restated Credit Agreement dated as of April 26, 2011 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), with, among others, Bank of America, N.A., as Agent (as successor agent to Citicorp USA, Inc.), and the Lenders party thereto. Terms defined in the Credit Agreement and not otherwise defined herein are used herein as defined in the Credit Agreement.
          WHEREAS, as a condition precedent to the making of Advances by the Lenders under the Credit Agreement, each Grantor has executed and delivered that certain Second Amended and Restated Canadian Security Agreement dated April 26, 2011 made by the Grantors to the Agent (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Canadian Security Agreement”).
          WHEREAS, under the terms of the Canadian Security Agreement, the Grantors have granted to the Agent, for the ratable benefit of the Secured Parties, a security interest in, among other property, certain intellectual property of the Grantors, and have agreed as a condition thereof to execute this IP Security Agreement for recording with the Canadian Intellectual Property Office and other governmental authorities.
          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor agrees as follows:
SECTION 1 GRANT OF SECURITY
          Each Grantor hereby grants to the Agent for the ratable benefit of the Secured Parties a security interest in all of such Grantor’s right, title and interest in and to the following (the “Collateral”):
(a)	the patents and patent applications set forth in Schedule A hereto (the “Patents”);
(b)	the trademark and service mark registrations and applications set forth in Schedule B hereto, together with the goodwill symbolized thereby (the “Trademarks”);

(c)	all copyrights, whether registered or unregistered, now owned or hereafter acquired by such Grantor, including, without limitation, the copyright registrations and applications and exclusive copyright licenses set forth in Schedule C hereto (the “Copyrights”);
(d)	all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the foregoing, all rights in the foregoing provided by international treaties or conventions, all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto;
(e)	any and all claims for damages and injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages; and
(f)	any and all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the Collateral of or arising from any of the foregoing.
SECTION 2 SECURITY FOR OBLIGATIONS
          The grant of a security interest in, the Collateral by each Grantor under this IP Security Agreement secures the payment of all obligations of such Grantor now or hereafter existing under or in respect of the Loan Documents and the Canadian Secured Agreements, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise. Without limiting the generality of the foregoing, this IP Security Agreement secures, as to each Grantor, the payment of all amounts that constitute part of the Secured Obligations and that would be owed by such Grantor to any Secured Party under the Loan Documents and the Canadian Secured Agreements but for the fact that such Secured Obligations are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving a Loan Party.
SECTION 3 RECORDATION
          Each Grantor authorizes and requests that the applicable government officer record this IP Security Agreement.
SECTION 4 EXECUTION IN COUNTERPARTS
          This IP Security Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 5 GRANTS, RIGHTS AND REMEDIES
          This IP Security Agreement has been entered into in conjunction with the provisions of the Canadian Security Agreement. Each Grantor does hereby acknowledge and confirm that the grant of the security interest hereunder to, and the rights and remedies of, the Agent with respect to the Collateral are more fully set forth in the Canadian Security Agreement, the terms and provisions of which are incorporated herein by reference as if fully set forth herein.
SECTION 6 GOVERNING LAW
          This IP Security Agreement shall be governed by, and construed in accordance with, the laws of the Province of Ontario and the laws of Canada applicable therein.
          IN WITNESS WHEREOF, each Grantor has caused this IP Security Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

KODAK CANADA INC.
By:
Name:
Title:

Address for Notices:

Exhibit B to the
Second Amended and Restated Canadian Security Agreement
FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT SUPPLEMENT
          This INTELLECTUAL PROPERTY SECURITY AGREEMENT SUPPLEMENT (this “IP Security Agreement Supplement”) dated __________, 20__, is made by the Person listed on the signature page hereof (the “Grantor”) in favor of Bank of America, N.A., as Agent (the “Agent”) for the Secured Parties (as defined in the Credit Agreement referred to below).
          WHEREAS, Eastman Kodak Company, a New Jersey corporation and Kodak Canada Inc., an Ontario corporation, have entered into a Second Amended and Restated Credit Agreement dated as of April 26, 2011 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) with, among others, Bank of America, N.A., as Agent, and the Lenders party thereto. Terms defined in the Credit Agreement and not otherwise defined herein are used herein as defined in the Credit Agreement.
          WHEREAS, pursuant to the Credit Agreement, the Grantor and certain other Persons have executed and delivered that certain Second Amended and Restated Canadian Security Agreement dated April 26, 2011 made by the Grantor and such other Persons to the Agent (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Canadian Security Agreement”) and that certain Intellectual Property Security Agreement dated __________, 20__ (as amended, amended and restated, supplemented or otherwise modified from time to time, the “IP Security Agreement”).
          WHEREAS, under the terms of the Canadian Security Agreement, the Grantor has granted to the Agent, for the ratable benefit of the Secured Parties, a security interest in the Collateral (as defined in Section 1 below) of the Grantor and has agreed as a condition thereof to execute this IP Security Agreement Supplement for recording with the Canadian Intellectual Property Office and other governmental authorities.
          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor agrees as follows:
SECTION 1 GRANT OF SECURITY
          Each Grantor hereby grants to the Agent, for the ratable benefit of the Secured Parties, a security interest in all of such Grantor’s right, title and interest in and to the following (the “Collateral”):
(a)	the patents and patent applications set forth in Schedule A hereto (the “Patents”);
(b)	the trademark and service mark registrations and applications set forth in Schedule B hereto, together with the goodwill symbolized thereby (the “Trademarks”);

(c)	the copyright registrations and applications and exclusive copyright licenses set forth in Schedule C hereto (the “Copyrights”);
(d)	all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the foregoing, all rights in the foregoing provided by international treaties or conventions, all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto;
(e)	any and all claims for damages and injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages; and
(f)	any and all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the foregoing or arising from any of the foregoing.
SECTION 2 SECURITY FOR OBLIGATIONS
          The grant of a security interest in the Additional Collateral by the Grantor under this IP Security Agreement Supplement secures the payment of all Secured Obligations of the Grantor now or hereafter existing under or in respect of the Loan Documents and the Canadian Secured Agreements, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise.
SECTION 3 RECORDATION
          The Grantor authorizes and requests that the applicable government officer to record this IP Security Agreement Supplement.
SECTION 4 GRANTS, RIGHTS AND REMEDIES
          This IP Security Agreement Supplement has been entered into in conjunction with the provisions of the Canadian Security Agreement. The Grantor does hereby acknowledge and confirm that the grant of the security interest hereunder to, and the rights and remedies of, the Agent with respect to the Additional Collateral are more fully set forth in the Canadian Security Agreement, the terms and provisions of which are incorporated herein by reference as if fully set forth herein.
SECTION 5 GOVERNING LAW
          This IP Security Agreement Supplement shall be governed by, and construed in accordance with, the laws of the Province of Ontario and the laws of Canada applicable therein.

          IN WITNESS WHEREOF, the Grantor has caused this IP Security Agreement Supplement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

By:
Name:
Title:

Address for Notices:

Exhibit C to the
Second Amended and Restated Canadian Security Agreement
FORM OF CANADIAN SECURITY AGREEMENT SUPPLEMENT
[Date of Canadian Security Agreement Supplement]
Bank of America, N.A., as the Agent for
the Secured Parties referred to in the
Credit Agreement referred to below
__________
__________
Attn: __________
Kodak Canada Inc.
Ladies and Gentlemen:
          Reference is made to (i) the Second Amended and Restated Credit Agreement dated as of April 26, 2011 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among, among others, Eastman Kodak Company, a New Jersey corporation and Kodak Canada Inc., an Ontario corporation, as Borrowers, the Lenders party thereto, Bank of America, N.A., as Agent (as successor agent to Citicorp USA, Inc.) (together with any successor Agent appointed pursuant to Article VIII of the Credit Agreement, the “Agent”), and as administrative agent for the Lenders, and (ii) the Second Amended and Restated Canadian Security Agreement dated April 26, 2011 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Canadian Security Agreement”) made by the Grantors from time to time party thereto in favor of the Agent for the Secured Parties. Terms defined in the Credit Agreement or the Canadian Security Agreement and not otherwise defined herein are used herein as defined in the Credit Agreement or the Canadian Security Agreement.
SECTION 1 GRANT OF SECURITY
          The undersigned hereby grants to the Agent, for the ratable benefit of the Secured Parties, a security interest and a security interest is taken in all of its right, title and interest in and to its Collateral consisting of the following, in each case whether now owned or hereafter acquired by the undersigned, wherever located and whether now or hereafter existing or arising (collectively, the undersigned’s “Collateral”): all Equipment, Inventory, Security Collateral (including, without limitation, the indebtedness set forth on Schedule A hereto and the securities and securities/deposit accounts set forth on Schedule B hereto), Receivables, Related Contracts, Agreement Collateral, Account Collateral (including, the deposit accounts set forth on Schedule C hereto), Intellectual Property Collateral, all books and records (including, without limitation, customer lists, credit files, printouts and other computer output materials and records) of the undersigned pertaining to any of the undersigned’s Collateral and including without limitation all its present and after acquired personal property, and all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the undersigned’s Collateral (including, without limitation, proceeds, collateral and supporting obligations that constitute property of the types described in this Section 1) and, to the extent not otherwise included, all (A) payments under insurance (whether or not the Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral, and (B) cash.
SECTION 2 SECURITY FOR OBLIGATIONS
          The grant of a security interest in, the Collateral by the undersigned under this Canadian Security Agreement Supplement and the Canadian Security Agreement secures the payment of all obligations of the undersigned now or hereafter existing under or in respect of the Loan Documents, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise. Without limiting the generality of the foregoing, this Canadian Security Agreement Supplement and the Canadian Security Agreement secures the payment of all amounts that constitute part of the Secured Obligations and that would be owed by the undersigned to any Secured Party under the Loan Documents and the Canadian Secured Agreements but for the fact that such Secured Obligations are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving a Loan Party.
SECTION 3 REPRESENTATIONS AND WARRANTIES
(a)	The undersigned’s exact legal name, location, chief executive office, type of organization, jurisdiction of organization and organizational identification number is set forth in Schedule D hereto. Within the twelve months preceding the date hereof, the undersigned has not changed its name, chief executive office, type of organization, jurisdiction of organization or organizational identification number from those set forth in Schedule F hereto except as set forth in Schedule G hereto.
(b)	All Equipment having a value in excess of $10,000,000 and all Inventory having a value in excess of $10,000,000 as of the date hereof of the undersigned is located at the places specified therefor in Schedule H hereto.
(c)	The undersigned is not a beneficiary or assignee under any letter of credit, other than the letters of credit described in Schedule I hereto.
(d)	The undersigned hereby makes each other representation and warranty set forth in Section 6 of the Canadian Security Agreement with respect to itself and the Collateral granted by it.
SECTION 4 OBLIGATIONS UNDER THE CANADIAN SECURITY AGREEMENT
          The undersigned hereby agrees, as of the date first above written, to be bound as a Grantor by all of the terms and provisions of the Canadian Security Agreement to the same extent as each of the other Grantors. The undersigned further agrees, as of the date first above written, that each reference in the Canadian Security Agreement to an “Additional Grantor” or a

“Grantor” shall also mean and be a reference to the undersigned, that each reference to the “Collateral” or any part thereof shall also mean and be a reference to the undersigned’s Collateral or part thereof, as the case may be, and that each reference in the Canadian Security Agreement to a Schedule shall also mean and be a reference to the schedules attached hereto.
SECTION 5 GOVERNING LAW
          This Canadian Security Agreement Supplement shall be governed by, and construed in accordance with, the laws of the Province of Ontario and the laws of Canada applicable therein.1

Very truly yours, [NAME OF ADDITIONAL GRANTOR]
By:
Title:

Address for Notices:

[1]	If the Additional Grantor is not concurrently executing a guaranty or other Loan Document containing provisions relating to submission to jurisdiction and jury trial waiver, include them here.